Power of Attorney

I, the undersigned Trustee/Officer of American Century ETF Trust (the “Trust”) hereby constitute and appoint, Ashley L. Bergus, Ryan L. Blaine, Brian L. Brogan, Evan C. Johnson, Vincent M. Lewis, and Kathleen Gunja Nelson, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Trust on Form N-1A, or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Trust; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after September 14, 2022.
This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
WITNESS my hand effective as of the 14th day of September 2022.

/s/ Reginald M. Browne	/s/ Jeremy I. Bulow
Reginald M. Browne, Chairman and Trustee	Jeremy I. Bulow, Trustee
/s/ Barry A. Mendelson	/s/ Jonathan S. Thomas
Barry A. Mendelson, Trustee	Jonathan S. Thomas, Trustee
/s/ Stephen E. Yates	/s/ R. Wes Campbell
Stephen E. Yates, Trustee	R. Wes Campbell, Treasurer and Chief Financial Officer
/s/ Patrick Bannigan
Patrick Bannigan, President